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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




      Date of Report (Date of earliest event reported) March 28, 1997



                           FLEET FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)




                                  RHODE ISLAND
                 (State or other jurisdiction of incorporation)


            1-6366                              05-0341324
      (Commission File Number)            (IRS Employer Identification No.)


      ONE FEDERAL STREET, BOSTON, MASSACHUSETTS           02110
        (Address of principal executive office)        (Zip Code)


       Registrant's telephone number, including area code: 617-292-2000

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ITEM 5.           OTHER EVENTS
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      On May 1, 1996, Fleet Financial Group, Inc. ("Fleet") consummated the merger (the "Merger") of Fleet Bank of New York, National Association ("FBNY"), a wholly-owned subsidiary of Fleet, with and into NatWest Bank N.A. ("Natwest") which shall continue its existence as the surviving bank under the name "Fleet Bank N.A.". Pursuant to the terms of the Agreement and Plan of Merger (the "Merger Agreement") dated December 19, 1995 between Fleet and National Westminster Bank Plc ("NatWest Plc"), Fleet purchased from NatWest Plc the three main operating entities of NatWest Bancorp ("Bancorp"), a wholly-owned, indirect subsidiary of NatWest Plc: NatWest Bank N.A., NatWest (Delaware) and NatWest Services Inc. The Merger Agreement also required that certain assets and liabilities of NatWest be retained by Bancorp or transferred to other affiliates of NatWest Plc. NatWest was a wholly-owned, direct subsidiary of National Westminster Bancorp NJ, a New Jersey Corporation, which was a wholly-owned, direct subsidiary of Bancorp, a Delaware corporation and a wholly-owned, indirect subsidiary of NatWest Plc.


      Fleet hereby files its Unaudited Pro Forma Combined Financial Statements and Notes thereto in connection with the Merger as of December 31, 1996.


      For additional information regarding the Merger, see the Registrant's Current Reports on Form 8-K/A dated August 5, 1996 and April 5, 1996, and Form 8-K dated November 14, 1996, August 15, 1996, May 15, 1996, May 1, 1996,
March 25, 1996, March 15, 1996 and December 19, 1995.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS
                  ---------------------------------

The following exhibits are filed as part of this report:


99(a)     Unaudited Pro Forma Combined Financial Statements and Notes Thereto







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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.


                                          FLEET FINANCIAL GROUP, INC.
                                                 (Registrant)


                                          By:    /s/ Robert C. Lamb, Jr.
                                                -----------------------
                                                Robert C. Lamb, Jr.
                                                Chief Accounting Officer
                                                Controller



Dated:  March 28, 1997




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Exhbit
  No.                         Description
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99(a)     Unaudited Pro Forma Combined Financial Statements and Notes Thereto